UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐Definitive Proxy Statement
☒Definitive Additional Materials
☐Soliciting Material Pursuant to § 240.14a-12
ADVISORS SERIES TRUST

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒No fee required.
☐Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:
☐Fee paid previously with preliminary materials:
☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

© 2026 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc. Broadridge.com CONFIDENTIAL INFORMATION Text Message Release Samples Hi, this is {agent_first_name} with the Broadridge Proxy Services Center reaching out on behalf of the PIA High Yield Fund. We have not yet received your vote for the upcoming shareholder meeting. Your vote is important. Vote NOW in just a few clicks. Vote now: [VOTE LINK] Questions? Call (877) 788-1779. To avoid additional mailings or calls, please submit your vote today. Reply STOP to opt out.

                   IMPORTANT NOTICE Re: Your investment in the PIA High Yield Fund Dear Valued Shareholder, The PIA High Yield Fund has engaged Broadridge Financial Solutions to assist with an important matter related to your investment. We kindly request you contact us as soon as possible. You can reach us by calling (877) 788-1779 Monday through Friday between the hours of 9:00 a.m. to 10:00 p.m. Eastern Time. This matter is very important and will take only a moment of your time. Thank you.